Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our reports dated July 16, 2007 with respect to Dreyfus New York Tax Exempt Bond Fund, Inc. and July 16, 2007 with respect to Dreyfus New York Tax Exempt Intermediate Bond Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus New York Tax Exempt Bond Fund, Inc.

ERNST & YOUNG LLP

New York, New York
August 23, 2007